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                                                                   Exhibit 23.1



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report dated February 6, 1998 (except for the matters discussed in Note 17, as to which the dates are February 17, 1998, June 8, 1998 and June 17, 1998), included in this Current Report on Form 8-K, into TeleTech Holdings, Inc.'s previously filed Registration Statement on Form S-8 (Registration No. 333-17569).


                                   ARTHUR ANDERSEN LLP


Denver, Colorado
July 28, 1998